Exhibit 32.4

To FORM 10-K/A

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

The undersigned officer of Bar Harbor Bankshares (the "Company") hereby certifies that the Company’s annual report filed on Form 10-K/A as amended by Amended No.1, for the period ended December 31, 2007, to which this certification is being furnished as an exhibit (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K ("Item 601(b)(32)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (a) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that section, and (b) shall not be deemed to be incorporated by reference into any filing under the Securities Act of the Exchange Act, except to the extent that the Company specifically incorporates it by reference. .

/s/ Gerald Shencavitz

Name: Title:	Gerald Shencavitz Executive Vice President & Chief Financial Officer

Date: April 3, 2008

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bar Harbor Bankshares and will be retained by Bar Harbor Bankshares and furnished to the Securities and Exchange Commission or its staff upon request.